SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 24, 2006 (August 18, 2006)

United Retail Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	00019774 (Commission File Number)	51-0303670 (IRS Employer Identification No.)

365 West Passaic Street, Rochelle Park, NJ	07662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 845-0880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into A Material Definitive Agreement.

(a) Incentive Compensation Awards

(1)The 2006 Equity-Based Compensation and Performance Incentive Plan (the “2006 Plan”) of United Retail Group, Inc. (the “Company”) authorizes the Compensation Committee (the “Committee”) of the Company’s Board of Directors to make various types of awards to associates, including incentive compensation awards payable in cash (“IC Awards”), stock appreciation rights settled in stock (“SAR’s”) and shares of restricted stock.

(2)On August 18, 2006, the Committee made IC awards under the 2006 Plan. IC awards provide a group of key executives of the Company and its subsidiaries with an opportunity in the six-month merchandising season ending January 27, 2007 to earn extra cash remuneration based on attainment of targets for improvements in the pro forma operating profit and loss (“P&L”) either of the Company on a consolidated basis or of the discrete business activity in which the participant is principally engaged. The Committee approved a standard form of IC award agreement, which is an exhibit to this Report.

All five executive officers of the Company named in the Company’s 2005 Proxy Statement and expected to be named in the Company’s 2006 Proxy Statement (such five officers are listed below and are referred to as the “Named Executive Officers”) and all officers of the Company’s subsidiaries received IC awards.

Each participant has been assigned an individual participation percentage based, among other things, on the participant’s responsibilities and past performance. In addition, seasonal operating P&L targets for the current season for the Company on a consolidated basis and for certain discrete business activities have been established. The P&L targets have been assigned percentages ranging from 20% for the lowest acceptable amount of operating P&L to 200% at and above the highest amount. (The targets assigned 100% are referred to as “Median Targets.”) There is no payout if the target assigned 20% is missed. Each participant is given P&L targets either for the Company on a consolidated basis or for a discrete business activity.

The amount of an individual IC award is the product of a participant’s seasonal base salary multiplied by the participant’s participation percentage multiplied by the target percentage achieved.

The 2006 Plan is a material agreement that may be deemed to have been amended by the routine adoption of targets thereunder for the current season.

On August 18, 2006, the Committee approved operating P&L amounts as the seasonal Median Targets for the current season. Also, the Committee approved minimum levels of performance for the current season based upon operating P&L amounts lower than the Median Targets and maximum levels of performance based upon operating P&L amounts higher than the Median Targets.

The above summary description of the IC awards is qualified in its entirety by reference to the more complete description contained in the IC award agreement.

The Named Executive Officers and the range of incentive compensation awards available to each, as a percentage of seasonal base salary, depending on how much operating P&L for the season exceeds the minimum performance thresholds applicable to the participant, are:

Name	Below Minimum Performance Level	At Maximum Performance Level	Fall 2006 Seasonal Base Salary
Raphael Benaroya Chairman, Chief Executive Officer and President	0%	120%	$312,500
George R. Remeta Vice Chairman and Chief Administrative Officer	0%	100%	$269,000
Kenneth P. Carroll Senior Vice President-General Counsel	0%	80%	$160,000
Paul D. McFarren Senior Vice President-Chief Information Officer	0%	60%	$160,000
Jon Grossman Vice President-Finance	0%	50%	$95,000

The ranges of incentive compensation awards available to Messrs. Benaroya, Remeta and Carroll, respectively, set forth in the table above are fixed in their Employment Agreements with the Company, dated September 3, 2004 (the “Employment Agreements”). The Employment Agreements had been recommended by the Compensation Committee and approved by the Board, with Messrs. Benaroya and Remeta abstaining from the vote. The ranges available to Messrs. McFarren and Grossman were fixed by the Committee on August 18, 2006.

The actual amount of the incentive award is to be determined based solely upon the achievement of those pre-set operating P&L targets.

The executive officers of the Company’s subsidiaries also received IC awards. Management does not believe that the maximum incentive compensation payable to any officer of a subsidiary would be material or significant in the context of what the Company’s financial position would be after theoretically having achieved the related maximum levels of operating P&L.

(3)On August 18, 2006, the Committee made awards of SAR’s under the 2006 Plan to the Named Executive Officers and certain officers of the Company’s subsidiaries. The Committee approved a standard form of SAR award agreement, which is an exhibit to this Report.

SAR’s give the holder the right to exercise the right and receive shares of Company stock with a then current market value equivalent to the appreciation in the market price of Company stock between the date of grant of the SAR and the date of exercise with respect to a designated number of shares.

The above summary description of SAR’s is qualified in its entirety by reference to the more complete description contained in the SAR award agreement.

The potential appreciation in the SAR’s is based on the closing market price per share on The NASDAQ Global Market on August 17, 2006 of $16.33.

The SAR’s are exercisable for a term of seven years with five-year vesting.

The Named Executive Officers received SAR’s with respect to the following numbers of shares of Company stock:

Name	Number of Shares
Raphael Benaroya	75,000
George R. Remeta	50,000
Paul D. McFarren	5,000
Kenneth P. Carroll	25,000
Jon Grossman	5,000

Management does not believe that the SAR’s awarded to any officer of the Company’s subsidiaries were material.

(4)On August 18, 2006, the Committee made awards under the 2006 Plan of shares of restricted stock to the Named Executive Officers and to certain officers of the Company’s subsidiaries. The Committee approved a standard form of restricted stock award agreement, which is an exhibit to this Report.

The shares of restricted stock are released to the participants, if they remain in the employ of the Company or its subsidiaries as follows: 20% on the third anniversary of the date of grant, 20% on the fourth anniversary and 60% on the fifth anniversary.

The above summary description of shares of restricted stock is qualified in its entirety by reference to the more complete description contained in the restricted stock award agreement.

The Named Executive Officers received the following numbers of shares of restricted stock:

Name	Number of Shares
Raphael Benaroya	75,000
George R. Remeta	50,000
Paul D. McFarren	5,000
Kenneth P. Carroll	10,000
Jon Grossman	2,500

(5)The 2006 Plan replaced the Company’s earlier stock option plans as to future grants. However, there are stock options outstanding under the terminated stock option plans.

The earlier stock option plans give the Committee discretion, in the case of outstanding non-statutory stock options held by associates, to authorize having a portion of the shares issuable withheld to pay the optionholder’s withholding taxes in lieu of cash tax payments by the optionholder (a “net issuance of shares”). In effect, a net issuance of shares is a stock repurchase by the Company with the purchase price remitted to the tax authorities on behalf of the optionholder.

The following Named Executive Officers hold non-statutory options and, if all the options were exercised when the market price per share was $16, for example, the optionholders would owe the following amounts of withholding taxes:

Name	Amount of Withholding Taxes
Raphael Benaroya	$1,394,000
George R. Remeta	$ 593,000
Kenneth P. Carroll	$ 190,000

On August 18, 2006, the Committee authorized net issuances of shares for any non-statutory stock options exercised by associates during the period from the opening of business on August 18, 2006 to the close of business on September 15, 2006.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	form of incentive compensation award agreement
10.2*	form of stock appreciation rights settled in stock award agreement
10.3*	form of restricted stock award agreement

______

*A benefit plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 24, 2006	UNITED RETAIL GROUP, INC.
(Registrant)

By: /s/GEORGE R. REMETA
George R. Remeta
Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	form of incentive compensation award agreement
10.2*	form of stock appreciation rights settled in stock award agreement
10.3*	form of restricted stock award agreement

______

*A benefit plan